EXHIBIT 23.5

        CONSENT OF INDEPENDENT PETROLEUM AND GEOLOGICAL ENGINEERS

        The undersigned hereby consents to the use in the Prospectus constituting part of this Registration Statement on Form S-2 of our reserve reports relating to the oil and gas reserves of Callon Petroleum Company at December 31, 1994, 1995 and 1996 and at October 31, 1997 on both a historical and pro forma basis. We also consent to the references to us under the headings "Risk Factors-Estimates of Oil and Gas Reserves," "Experts," "Business and Properties" and elsewhere in such Prospectus.

                                                /s/ Huddleston & Co. Inc.

November 3, 1997